Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective this 23rd day of January, 2013.

BETWEEN:

          AMERICAS DIAMOND CORP., a body corporate duly incorporated under the laws of the State of Nevada, and having an office at 78, York Street, London, England, W1H1DP

          (hereinafter called the "Company")

                                                               OF THE FIRST PART

AND:

          THOMAS L. CROM having an office at PO Box 9, Payson Arizona 85547, United States

          (hereinafter called the "Employee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Employee, Thomas L. Crom will be appointed CFO of the Company by the Board of Directors as part of this Agreement;

B. The Company is desirous of retaining the employment services of the Employee on a continuing basis and the Employee has agreed to serve the Company as an employee upon the terms and conditions hereinafter set forth;

     FOR VALUABLE CONSIDERATION it is hereby agreed as follows:

1. The Employee shall provide services customary to the position of a CFO of a publicly listed mineral exploration company in the United States and shall devote the time necessary to fulfilling such duties to the satisfaction of the Company's Board of Directors. Without limiting the preceding, such services will typically consist of: corporate administration and financial consulting services
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to the Company,  strategic corporate and financial  planning,  management of the overall business operations of the Company, and supervising office staff and other consultants, and the Employee shall serve the Company (and/or such subsidiary or subsidiaries of the company as the Company may from time to time require) in such consulting capacity or capacities as may from time to time be determined by resolution of the Board of Directors of the Company and shall perform such duties and exercise such powers as may from time be determined by resolution of the Board of Directors, as an employee.

2.1 Basic remuneration of the Employee as compensation in full for the services to be rendered by the Employee under this Agreement during the Term, shall be a base salary at a monthly rate of US Six Thousand Dollars (US$6,000) and 30,000 shares of the Company's common stock during the initial period of the Term. Once the Company commences work on the pre-feasibility of the Natal Project, the Company shall pay the Employee an increased salary of US Eight Thousand Dollars (US$8,000) and 60,000 shares of the Company's common stock per month, and when the Company commences work on the feasibility of the Natal Project, the Company shall pay the Employee an increased salary of US Ten Thousand Dollars per month and 60,000 shares of the Company's common stock per month which shall be paid on the first day of each month The share issuances shall be made at the end of the quarter during which the services had been provided and will be issued without any other restrictions.
  The Employee will receive an additional 25,000 shares of the Company's common stock as a signing bonus immediately upon the execution of this Agreement.

2.2 Bonus Compensation. The Company will establish a bonus pool to consist of 5% of the Company's operating net cash flow from the Natal Diamond Project. The Employee will be allocated at least 20% of the bonus pool, which will be paid on a quarterly basis.

2.3 Stock Options. The Company will establish a stock option plan for its employees and consultants which will allocate stock options equal to 10% of its outstanding common shares which will be adjusted on an as needed basis but not less than annually. Employee will be allocated stock options as determined by the Board of Directors but not less than 20% of the available stock options.

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2.4 Insurance and  Indemnification.  The Company does not currently have officer and director liability coverage, but expects to secure no less than $1,000,000 of such coverage by March 31, 2013, which will include the Employee. The Company and its directors will indemnify the Employee for any legal actions brought by shareholders or others.

3. The Employee and the Company agree to comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including but not limited to United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission.

4. The Employee hereby acknowledges that the Employee is aware, and further agrees that the Company will advise those of its directors, officers, employees and agents who may have access to Confidential Information, that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

5. The Company shall be responsible for the payment of Employees income tax remittances as shall be required by any governmental entity with respect to compensation paid by the Company to the Employee. The Employee agrees that the Company shall withhold any compensation from the Employee that is required to meet the obligation for the Employee's income taxes.

6. The terms "subsidiary" and "subsidiaries" as used herein mean any corporation or company of which more than 50% of the outstanding shares carrying voting rights at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the Board of Directors of such corporation or company) are for the time being owned by or held for the Company and/or any other corporation or company in like relation to the Company and include any corporation or company in like relation to a subsidiary.

7. The Employee shall be reimbursed for all travelling and other expenses actually and properly incurred by it in connection with its duties hereunder,

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provided that such any such  expenses,  if over $500 alone or in the  aggregate, were previously approved by the Company. For all such expenses the Employee shall furnish to the Company statements, receipts and vouchers for such out-of-pocket expenses on a monthly basis.

8. The Employee shall not, either during the continuance of its contract hereunder or at any time thereafter, disclose the private affairs of the Company and/or its subsidiary or subsidiaries, or any secrets of the Company and/or its subsidiary or subsidiaries, to any person other than the Directors of the Company and/or its subsidiary or subsidiaries or for the Company's purposes and shall not (either during the continuance of its contract hereunder or at any time thereafter) use for its own purposes or for any purpose other than those of the Company any information it may acquire in relation to the business and affairs of the Company and/or its subsidiary or subsidiaries.

9. The Employee shall well and faithfully serve the Company or any subsidiary as aforesaid during the continuance of its contract hereunder and use its best efforts to promote the interests of the Company.

10. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon delivery of written notice to the Employee if:

     a)   the Employee breaches this Agreement;

     b) the Employee breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within thirty (30) days after written notice describing the breach in reasonable detail is delivered to the Employee;

     c) the Company acting reasonably determines that the Employee has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

     d) the Employee is unable or unwilling to perform the Services under this Agreement;

     e) the Employee commits fraud, serious neglect or misconduct in the discharge of the Services; or

     f) The Employee shall be convicted of any criminal offence other than an offence which, in the reasonable opinion of the Board of Directors of

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          the  Company,  does not affect  their  position  as an  Employee  or a director of the Company.

     This Agreement may also be terminated by either party upon thirty (30) days written notice to the other.

11. Upon termination of this Agreement for any reason, the Employee shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

     a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

     b) all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts, provided that the Employee shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

12. In the event this Agreement is terminated by reason of default on the part of the Employee or the written notice of the Company, then at the request of the Board of Directors of the Company, the Employee shall forthwith resign any position or office which he then holds with the Company or any subsidiary of the Company. The provisions of paragraph 9 shall survive the termination of this Agreement.

13. The Employee acknowledges that in the course of its appointment hereunder the Employee will, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "CONFIDENTIAL INFORMATION"). For the purposes of this Agreement, "Confidential Information" includes, without limitation, any and all Developments (as defined herein), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or

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unpatentable.  The  Employee  acknowledges  that  the  Confidential  Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Employee covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the
Employee,   the  Employee  will  keep  in  strict  confidence  the  Confidential
Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

14. The general prohibition contained in Section 13 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

     a)   is available to the public generally in the form disclosed;

     b)   becomes part of the public domain through no fault of the Employee;

     c) is already in the lawful possession of the Employee at the time of receipt of the Confidential Information; or

     d) is compelled by applicable law to be disclosed, provided that the Employee gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

15. The parties to this Agreement recognize that any violation or threatened violation by the Employee or the Company of any of the provisions contained in this Agreement will result in immediate and irreparable damage to the Company or Employee and that the Company or Employee could not adequately be compensated for such damage by monetary award alone. Accordingly, the Employee agrees that in the event of any such violation or threatened violation, the Company or Employee shall, in addition to any other remedies available to the Company or Employee at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

16. The Employee and Company agree that all restrictions in this Agreement are reasonable and valid, and all defenses to the strict enforcement thereof by the Company or Employee are hereby waived by the Parties.

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17. The  Company is aware that the  Employee  has now and will  continue to have financial interests in other companies and properties and the Company recognizes that these companies and properties will require a certain portion of the Employee's time. The Company agrees that the Employee may continue to devote time to such outside interests, PROVIDED THAT such interests do not conflict with, in any way, the time required for the Employee to perform its duties under this Agreement.

18. The services to be performed by the Employee pursuant hereto are personal in character, and neither this Agreement nor any rights or benefits arising thereunder are assignable by the Employee without the previous written consent of the Company.

19. Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the agreement between the Employee and the Company are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such previous agreements.

20. Any notice in writing or permitted to be given to the Employee hereunder shall be sufficiently given if delivered to the Employee personally or mailed by registered mail, postage prepaid, addressed to the Employee as its last known address . Any such notice mailed as aforesaid shall be deemed to have been received by the Party on the seventh business day following the date of mailing. Any notice in writing required or permitted to be given to the Company hereunder shall be given by registered mail, postage prepaid, addressed to the Company at the address shown on page 1 hereof. Any such notice mailed as aforesaid shall be deemed to have been received by the Company on the first business day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

21. The provisions of this Agreement shall enure to the benefit of and be binding upon the Employee and the successors and assigns of the Company. For this purpose, the terms "successors" and "assigns" shall include any person, firm or Company or other entity which at any time, whether by merger, purchase

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or otherwise,  shall acquire all or substantially  all of the assets or business of the Company.

22. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the provisions of this Agreement.

23. This Agreement is being delivered and is intended to be performed in the State of Arizona and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom or which enforcement of any waiver, change, modification or discharge is sought.

24. This Agreement and the obligations of the Company herein are subject to all applicable laws and regulations in force at the local, State, Province, and Federal levels.

     IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

Signed this 23rd day of January, 2013

AMERICAS DIAMOND CORP.


/s/ Daniel Martinez-Atkinson
------------------------------------------
Per: Daniel Martinez-Atkinson, CEO


THOMAS L. CROM


/s/ Thomas L. Crom III
------------------------------------------

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